EXHIBIT 10.28D

OMB Approval 2700-0042
AWARD/CONTRACT		1. THIS CONTRACT IS A RATED ORDER ► UNDER DPAS (15 CFR 350)				RATING N/A		PAGE OF PAGES 1 37
2. CONTRACT (Proc. Inst. Ident.) NO HHSN272201100031C		3. EFFECTIVE DATE 09/30/2011				4. REQUISITION/PURCHASE REQUEST/PROJECT NO. 2292004
5. ISSUED BY CODE			6. ADMINISTERED BY (if other than Item 5) CODE					N/A
National Institutes of Health National Institute of Allergy and Infectious Diseases DEA, Office of Acquisitions 6700-B Rockledge Drive, Room 3214, MSC 7612 Bethesda, Maryland 20892-7612			MID RCB-A BAA-NIAID-DMID-NIHAI2010097
7. NAME AND ADDRESS OF CONTRACTOR (No., street, county, state and ZIP CODE)						8. DELIVERY ☐ FOB ORIGIN ☒ OTHER (See below) FOB Destination
XOMA (US) LLC 2910 Seventh Street Berkeley, CA 94710						9. DISCOUNT FOR PROMPT PAYMENT N/A
						10. SUBMIT INVOICES	ITEM
CODE			FACILITY CODE			ADDRESS SHOWN IN	Art. G.3
11. SHIP TO/MARK FOR CODE			N/A			12. PAYMENT WILL BE MADE BY CODE	N/A
Article F.2			See Article G.3
13. AUTHORITY FOR USING OTHER FULL AND OPEN COMPETITION: 10 U.S.C. 2304(c)( ) ☒ 41 U.S.C. 253(c)(1)			ACCOUNTING AND APPROPRIATION DATA: VIN: 1108484 SOCC 25.55 CAN: 8470038 Obligation Amount: $7,078,812
15A. ITEM NO.		15B. SUPPLIES/SERVICES	15C. QUANTITY			15D. UNIT	15E. UNIT PRICE	15F. AMOUNT
Title: Production of Monoclonal Antibody Based Therapeutics for Botulism Period: September 30, 2011 through September 29, 2014 Contract Type: Cost Reimbursement - PFF - Completion
15G. TOTAL AMOUNT OF CONTRACT ►								$7,078,812
16. TABLE OF CONTENTS
(√)	SEC	DESCRIPTION	PAGE(S)	(√)	SEC.	DESCRIPTION		PAGE(S)
PART I – THE SCHEDULE				PART II – CONTRACT CLAUSES
☒	A	SOLICITATION/CONTRACT FORM	1	☒	I	CONTRACT CLAUSES		30
☒	B	SUPPLIES OR SERVICES AND PRICE/COST	4	PART III – LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH.
☒	C	DESCRIPTION/SPECS/WORK STATEMENT	7	☒	J	LIST OF ATTACHMENTS		37
☒	D	PACKAGING AND MARKING	12	PART IV – REPRESENTATIONS AND INSTRUCTIONS
☒	E	INSPECTION AND ACCEPTANCE	13	☒	K	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS		38
☒	F	DELIVERIES OR PERFORMANCE	14
☒	G	CONTRACT ADMINISTRATION DATA	18	☐	L	INSTRS., CONDS., AND NOTICES TO OFFERORS
☒	H	SPECIAL CONTRACT REQUIREMENTS	21	☐	M	EVALUATION FACTORS FOR AWARD
CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE
17.   ☒ CONTRACTOR’S NEGOTIATED AGREEMENT  (Contractor is
required to sign this document and return   2   copies to issuing office.)
Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any
continuation sheets for the consideration stated herein.  The rights and obligations of the parties to this contract shall be subject to and governed by the following documents:  (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications and specifications as are attached or incorporated by reference herein.  (Attachments are listed herein.)

18.  ☐ AWARD  (Contractor is not required to sign this document.)  Your offer on Solicitation Number _______________________________________,
including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets.  This award consummates the contract which consists of the following documents:  (a) the Government’s solicitation and your offer, and (b)
this award/contract.  No further contractual document is necessary.

19A. NAME AND TITLE OF SIGNER (Type or print) /s/ Patrick J. Scannon, M.D. Ph.D. Executive Vice President & Chief Scientific Officer				20A. NAME OF CONTRACTING OFFICER Richard L. Hartmann, Contracting Officer, MID RCB-A, OA, DEA, NIAID
19A. NAME OF CONTRACTOR /s/ Patrick J. Scannon (Signature of person authorized to sign)			19C. DATE SIGNED 26 Sep 11	20B. UNITED STATES OF AMERICA BY /s/ Richard L. Hartmann (Signature of Contracting Officer)				20C. DATE SIGNED 9/27/11
NSN 7540-01-152-8069 PREVIOUS EDITION UNUSABLE		26-107 Computer Generated					STANDARD FORM 26 (REV. 4-85) Prescribed by GSA FAR (48 CFR) 53.214(a)

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

CONTRACT TABLE OF CONTENTS

PART I - THE SCHEDULE	4
SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS	4
ARTICLE B.1. BRIEF DESCRIPTION OF SUPPLIES OR SERVICES	4
ARTICLE B.2. ESTIMATED COST - OPTION	4
ARTICLE B.3. ADVANCE UNDERSTANDINGS	4
ARTICLE B.4. PROVISIONS APPLICABLE TO DIRECT COSTS	5
SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT	6
ARTICLE C.1. STATEMENT OF WORK	6
ARTICLE C.2. REPORTING REQUIREMENTS	6
ARTICLE C.3. INVENTION REPORTING REQUIREMENT	10
SECTION D - PACKAGING, MARKING AND SHIPPING	11
SECTION E - INSPECTION AND ACCEPTANCE	12
SECTION F - DELIVERIES OR PERFORMANCE	13
ARTICLE F.1. PERIOD OF PERFORMANCE	13
ARTICLE F.2. DELIVERIES	13
ARTICLE F.3. CLAUSES INCORPORATED BY REFERENCE, FAR 52.252-2 (FEBRUARY1998)	16
SECTION G - CONTRACT ADMINISTRATION DATA	17
ARTICLE G.1. CONTRACTING OFFICER’S TECHNICAL REPRESENTATIVE (COTR)	17
ARTICLE G.2. KEY PERSONNEL, HHSAR 352.242-70 (January 2006)	17
ARTICLE G.3. INVOICE SUBMISSION/CONTRACT FINANCING REQUEST AND CONTRACT FINANCIAL REPORT	17
ARTICLE G.4. INDIRECT COST RATES	19
ARTICLE G.5. POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE	19
SECTION H - SPECIAL CONTRACT REQUIREMENTS	20
ARTICLE H.1. PROTECTION OF HUMAN SUBJECTS, HHSAR 352.270-4(b) (January 2006)	20
ARTICLE H.2. HUMAN SUBJECTS	20
ARTICLE H.3. REQUIRED EDUCATION IN THE PROTECTION OF HUMAN RESEARCH PARTICIPANTS	20
ARTICLE H.4. DATA AND SAFETY MONITORING IN CLINICAL TRIALS	21
ARTICLE H.5. REGISTRATION AND RESULTS REPORTING FOR APPLICABLE CLINICAL TRIALS IN CLINICALTRIALS.GOV	21
ARTICLE H.6. HUMAN MATERIALS (ASSURANCE OF OHRP COMPLIANCE)	22
ARTICLE H.7. SALARY RATE LIMITATION, HHSAR 352.231-70 (January 2010)	22
ARTICLE H.8. NIH POLICY ON ENHANCING PUBLIC ACCESS TO ARCHIVED PUBLICATIONS RESULTING FROM NIH-FUNDED RESEARCH	23
ARTICLE H.9. NEEDLE DISTRIBUTION	23
ARTICLE H.10. PRESS RELEASES	23
ARTICLE H.11. RESTRICTION ON ABORTIONS	23
ARTICLE H.12. CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH	23
ARTICLE H.13. DISSEMINATION OF FALSE OR DELIBERATELY MISLEADING SCIENTIFIC INFORMATION	23
ARTICLE H.14. RESTRICTION ON EMPLOYMENT OF UNAUTHORIZED ALIEN WORKERS	23
ARTICLE H.15. CARE OF LIVE VERTEBRATE ANIMALS, HHSAR 352.270-5(b) (October 2009)	24

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

ARTICLE H.16. ANIMAL WELFARE	24
ARTICLE H.17. OPTION PROVISION	24
ARTICLE H.18. INSTITUTIONAL RESPONSIBILITY REGARDING CONFLICTING INTERESTS OF INVESTIGATORS	25
ARTICLE H.19. PUBLICATION AND PUBLICITY	26
ARTICLE H.20. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE	26
ARTICLE H.21. SHARING RESEARCH DATA	26
ARTICLE H.22. POSSESSION USE AND TRANSFER OF SELECT BIOLOGICAL AGENTS OR TOXINS	26
ARTICLE H.23. HIGHLY PATHOGENIC AGENTS	27
ARTICLE H.24. HOTEL AND MOTEL FIRE SAFETY ACT OF 1990 (P.L. 101-391)	27
PART II - CONTRACT CLAUSES	28
SECTION I - CONTRACT CLAUSES	28
PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS	34
SECTION J - LIST OF ATTACHMENTS	34
1. Statement of Work	34
2. Invoice/Financing Request and Contract Financial Reporting Instructions for NIH Cost-Reimbursement Type Contracts, NIH(RC)-4	34
3. Inclusion Enrollment Report	34
4. Inclusion Table	34
5. Safety and Health	34
6. Research Patient Care Costs	34
7. Disclosure of Lobbying Activities, SF-LLL	34
8. Conference Expense Offset Worksheets	34
PART IV - REPRESENTATIONS AND INSTRUCTIONS	35
SECTION K - REPRESENTATIONS AND CERTIFICATIONS	35
1. Annual Representations and Certifications
2. Annual Representations and Certifications, FAR Clause 52.204-8
3. Human Subjects Assurance Identification Number
4. Animal Welfare Assurance Number

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

PART I - THE SCHEDULE

SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS

ARTICLE B.1. BRIEF DESCRIPTION OF SUPPLIES OR SERVICES

The overall objective of this contract is to advance the development of XOMA 4CD, a mix of four different monoclonal antibodies (mAbs), for the treatment of botulinum C and D toxin exposure and poisoning. The scope of work for this contract includes mAb candidate selection, process development, production, co-formulation, nonclinical studies, and a Phase 1 clinical trial.

ARTICLE B.2. ESTIMATED COST - OPTION

The estimated cost of the Base Period of this contract is $6,678,124.

a.
The fixed fee for the Base Period of this contract is $400,688. The fixed fee shall be paid in direct ratio to the level of effort expended; that is, the percent of fee paid shall be equal to the percent of total effort expended. Payment shall be subject to the withholding provisions of the clauses ALLOWABLE COST AND PAYMENT and FIXED FEE referenced in the General Clause Listing in Part II, ARTICLE I.1. of this contract.

b.	The total estimated amount of the contract, represented by the sum of the estimated cost plus the fixed fee for the Base Period is $7,078,812.

c.
If the Government exercises its option pursuant to the OPTION PROVISION Article in SECTION H of this contract, the Government’s total estimated contract amount represented by the sum of the estimated cost plus the fixed fee will be increased as follows:

	Estimated Cost	Fixed Fee	Estimated Cost Plus Fixed Fee
Base Period	$6,678,124	$400,688	$7,078,812
Option 1	$5,631,844	$337,909	$5,969,753
Option 2	$10,294,280	$617,657	$10,911,937
Option 3	$2,873,474	$172,410	$3,045,884
Option 4	$1,009,412	$60,566	$1,069,978
Total (Base and Options)	$26,487,134	$1,589,230	$28,076,364

ARTICLE B.3. ADVANCE UNDERSTANDINGS

Other provisions of this contract notwithstanding, approval of the following items within the limits set forth is hereby granted without further authorization from the Contracting Officer.

a.	Establishment of Indirect Cost Rate

Indirect costs are funded at a rate of 24.2% of Base Costs which includes: Direct Salaries and wages excluding vacation pay, Fringe Benefits, Subcontractors, Consultants, Travel, Patient Care Costs, Project-specific equipment as authorized, and Other Direct Costs; however, the Contractor shall not bill or be reimbursed for indirect costs until such time as an indirect cost proposal has been submitted to the cognizant office responsible for negotiating the indirect cost rates, unless a temporary billing rate(s) has been included herein. Unless otherwise specified below, the indirect cost rate proposal shall be submitted no later than three (3) months after the date of contract award.

The Contractor may bill indirect costs at a temporary billing rate of 24.2% of Base Costs which includes: Direct Salaries and wages excluding vacation pay, Fringe Benefits, Subcontractors, Consultants, Travel, Patient Care Costs, Project-specific equipment as authorized, and Other Direct Costs as authorized by the Contracting Officer; until such time as indirect costs have been established.

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

b.	Subcontract

A Cost and Reimbursement type subcontract with the following subcontractors for the base award and option(s) specified in the Statement of Work not to exceed the following amounts provided in direct performance of this contract:

SUBCONTRACTORS	UCSF	USAMRIID	SRI	CETERO	TOTAL PER PERIOD
Base	$1,243,882	$555,000	$0.00	$0.00	$1,798,882
Option 1	$334,862	$100,000	$502,804	$0.00	$937,666
Option 2	$89,612	$0.00	$723,283	$0.00	$812,895
Option 3	$0.00	$0.00	$0.00	$0.00	$0.00
Option 4	$0.00	$0.00	$0.00	$241,065	$241,065
Subcontractor Total	$1,668,356	$655,000	$1,226,087	$241,065	$3,790,508

c.	Consultants

Consultant fee(s) to be paid to the following individual(s):

Name	Rate Per Day	Number of Days	Total Cost [Excluding] Travel Not to Exceed
Barbara Matthews (Option 3)	$275	29	$7,975
Barbara Matthews (Option 4)	$275	7	$1,925
TOTAL			$9,900

d.	Advance Copies of Press Releases

The contractor agrees to accurately and factually represent the work conducted under this contract in all press releases. In accordance with NIH Manual Chapter 1754, misrepresenting contract results or releasing information that is injurious to the integrity of NIH may be construed as improper conduct. The complete text of NIH Manual Chapter 1754 can be found at: http://www1.od.nih.gov/oma/manualchapters/management/1754/

Press releases shall be considered to include the public release of information to any medium, excluding peer-reviewed scientific publications. The contractor shall ensure that the Contracting Officer’s Technical Representative (COTR) has received an advance copy of any press release related to this contract not less than four (4) working days prior to the issuance of the press release.

ARTICLE B.4. PROVISIONS APPLICABLE TO DIRECT COSTS

a.	Items Unallowable Unless Otherwise Provided

Notwithstanding the clause[s], ALLOWABLE COST AND PAYMENT, and FIXED FEE, incorporated in this contract, unless authorized in writing by the Contracting Officer, the costs of the following items or activities shall be unallowable as direct costs:

1.	Acquisition, by purchase or lease, of any interest in real property;

2.	Special rearrangement or alteration of facilities;

3.
Purchase or lease of any item of general purpose office furniture or office equipment regardless of dollar value. (General purpose equipment is defined as any items of personal property which are usable for purposes other than research, such as office equipment and furnishings, pocket calculators, etc.);

4.	Travel to attend general scientific meetings;

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

5.	Foreign travel;

6.	Consultant costs;

7.	Subcontracts;

8.	Patient care costs;

9.
Accountable Government Property (defined as non-expendable personal property with an acquisition cost of $1,000 or more and “sensitive items” (defined as items of personal property (supplies and equipment that are highly desirable and easily converted to person use), regardless of acquisition value.

b.	Travel Costs

1.	Domestic Travel

Total expenditures for domestic travel (transportation, lodging, subsistence, and incidental expenses) incurred in direct performance of this contract base period and all options shall not exceed the amount listed for its respective base and option period listed below without the prior written approval of the Contracting Officer.

Domestic Travel Costs
Base Period	$8,752
Option 1	$43,760
Option 2	$48,496
Option 3	$16,320
Option 4	$8,752
Total of Base and All Option(s)	$126,080

2.
The Contractor shall invoice and be reimbursed for all travel costs in accordance with Federal Acquisition Regulations (FAR) 31.2 - Contracts with Commercial Organizations, Subsection 31.205-46, Travel Costs.

SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

ARTICLE C.1. STATEMENT OF WORK

a.
Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government as needed to perform the Statement of Work, dated August 25, 2011, set forth in SECTION J-List of Attachments, attached hereto and made a part of this contract.

ARTICLE C.2. REPORTING REQUIREMENTS

All reports required herein shall be submitted in electronic format. In addition, one hardcopy of each report shall be submitted to the Contracting Officer.

All electronic reports submitted shall be compliant with Section 508 of the Rehabilitation Act of 1973. Additional information about testing documents for Section 508 compliance, including specific checklists, by application, can be found at: http://www.hhs.gov/web/508/index.html under “Helpful Resources.”

All paper/hardcopy documents/reports submitted under this contract shall be printed or copied, double-sided, on at least 30 percent post consumer fiber paper, whenever practicable, in accordance with FAR 4.302(b).

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

a.	Technical Reports

In addition to those reports required by the other terms of this contract, the Contractor shall prepare and submit the following reports in the manner stated below and in accordance with the DELIVERIES Article in SECTION F of this contract:

[Note: Beginning May 25, 2008, the Contractor shall include, in any technical progress report submitted, the applicable PubMed Central (PMC) or NIH Manuscript Submission reference number when citing publications that arise from its NIH funded research.]

1.	Monthly Progress Report

This report shall include a description of the activities during the reporting period, and the activities planned for the ensuing reporting period. The first reporting period consists of the first full month of performance plus any fractional part of the initial month. Thereafter, the reporting period shall consist of each calendar month.

2.	Annual Progress Report

This report shall include a summation of the results of the entire contract work for the period covered. An annual report will not be required for the period when the Final Report is due. A Monthly Report shall not be submitted when an Annual Report is due.

3.	Annual Technical Progress Report for Clinical Research Study Populations

In addition, the NIH Policy and Guidelines on the Inclusion of Women and Minorities as Subjects in Clinical Research, Amended, October, 2001 applies. If this contract is for Phase III clinical trials, see II.B of these guidelines. The Guidelines may be found at the following website:
http://grants.nih.gov/grants/funding/women_min/guidelines amended_10_2001.htm

Include a description of the plans to conduct analyses, as appropriate, by sex/gender and/or racial/ ethnic groups in the clinical trial protocol as approved by the IRB, and provide a description of the progress in the conduct of these analyses, as appropriate, in the annual progress report and the final report. If the analysis reveals no subset differences, a brief statement to that effect, indicating the subsets analyzed, will suffice. The Government strongly encourages inclusion of the results of subset analysis in all publication submissions. In the final report, the Contractor shall include all final analyses of the data on sex/gender and race/ethnicity.

4.	Final Report

This report is to include a summation of the work performed and results obtained for the entire contract period of performance. This report shall be in sufficient detail to describe comprehensively the results achieved. The Final Report shall be submitted in accordance with the DELIVERIES Article in SECTION F of this contract. An Annual report will not be required for the period when the Final Report is due.

5.	Summary of Salient Results

The Contractor shall submit, with the Final Report, a summary (not to exceed 200 words) of salient results achieved during the performance of the contract (organized by Milestone).

6.	Report on Select Agents or Toxins and/or Highly Pathogenic Agents

For work involving the possession, use, or transfer of a Select Agent or Toxin and/or a Highly Pathogenic Agent, the following information shall also be included in each Annual Progress Report:

1.
Any changes in the use of the Select Agent or Toxin including initiation of “restricted experiments,” and/or a Highly Pathogenic Agent, that have resulted in a change in the required biocontainment level, and any resultant change in location, if applicable, as determined by the IBC or equivalent body or institutional biosafety official.

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

2.	If work with a new or additional Select Agent or Toxin and/or a Highly Pathogenic Agent will be conducted in the upcoming reporting period, provide:

a.	A list of each new or additional Select Agent or Toxin and/or a Highly Pathogenic Agent that will be studied;

b.
A brief description of the work that will be done with each new or additional Select Agent or Toxin and/or a Highly Pathogenic Agent and whether or not the work is a Select Agent or Toxin restricted experiment as defined in the Select Agents Regulation 42 CFR Part 73, Section 13.b (http://www.selectagents.qov/Regulations.html) or listed on the U.S. National Select Agents Registry restricted experiments website (http://www.selectagents.gov/Select%20Agents%20and%20Toxins%20Restricted%20Experiments.html);

c.
The name and location for each biocontainment resource/facility, including the name of the organization that operates the facility, and the biocontainment level at which the work will be conducted, with documentation of approval by your IBC or equivalent body or institutional biosafety official. It must be noted if the work is being done in a new location or different location.

d.
For work with Select Agents performed in the U.S. provide documentation of registration status of all domestic organizations where Select Agent(s) will be used. For work with Select Agents performed in a non-U.S. country prior NIAID approval is required.

If the IBC or equivalent body or institutional biosafety official has determined, for example, by conducting a risk assessment, that the work that has been performed or is planned to be performed under this contract may be conducted at a biocontainment safety level that is lower than BSL3, a statement to that affect shall be included in each Annual Progress Report.

If no work involving a Select Agent or Toxin and/or a Highly Pathogenic Agent has been performed or is planned to be performed under this contract, a statement to that affect shall be included in each Annual Progress Report.

b.	Other Reports/Deliverables

1.	Decision Gate Report

A Decision Gate Report shall be submitted when the Contractor has completed a stage of product development and has reached a Go/No Go decision point, as defined in the approved Strategic Staged Product Development Plan. These reports shall be in sufficient detail to explain comprehensively the results achieved. The description shall also include pertinent data and/or conclusions resulting from the analysis and scientific evaluation of data accumulated to date under the project.

Decision Gate Reports shall include the following specific information:

a)
Cover page that lists the contract number and title, the period of performance being reported, the Contractor’s name and address, telephone number, fax number, email address, and the date of submission.

b)	An introduction covering the purpose and scope of the contract effort, and the specific Decision Gate that has been reached.

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

c)
Document and summarize the results of work undertaken that supports the completion of the stage of product development, including an analysis of the data as it relates to the qualitative and quantitative criteria established for Go/No Go decision-making.

d)	Actual costs incurred in relation to costs estimated in the original approved budget.

e)	A description of the next stage of product development to be initiated and a request for COTR’s approval to proceed to the next stage of product development.

2.	Decision Gate and Work Plan Change Request

The Contractor shall submit a written request for any change(s) in the approved Strategic Staged Product Development Plan and Work Plan. This request shall include the following:

a)	A discussion of the justification/rationale for the request based on current data and a description of those data.

b)	Options for addressing the needed change/deviation from the approved timelines and/or decision gates, including a cost-benefit analysis of each option.

c)	A recommendation for the preferred option that includes a full analysis and discussion of the effects of the change on the entire product development program, timelines, and budget.

3.	Draft and Final Clinical Trial Protocols

The NIAID has a responsibility to ensure that mechanisms and procedures are in place to protect the safety of participants in NIAID-funded clinical trials. Therefore, as described in the NIAID Clinical Terms of Award (http://www.niaid.nih.gov/ncn/pdf/clinterm.pdf), the Contractor shall develop a protocol for each clinical trial and submit draft protocols for review and all final protocols and protocol amendments for approval by the COTR. The consultative review period for submission of draft protocols will be negotiated with the COTR. The review period of final protocols will be negotiated with the COTR and must occur prior to FDA submission and enrollment. An additional review and approval period may be required for changes in the final protocol. Three (3) weeks should be planned for each review period. It is recommended that protocols be submitted using the approved DMID template and include a sample Informed Consent and Clinical Trials Monitoring Plan. The DMID templates and other important information regarding performing human subject research are available at http:// www3.niaid.nih.gov/research/resources/DMIDClinRsrch/.

4.	Strategic Staged Product Development Plan and Work Plan

The Contractor shall also be required to submit in accordance with F.2, a revised Strategic Staged Product Development Plan and associated Work Plan when a change to the approved plans is requested. At any time during the contract period the COTR may request additional detail from the Contractor regarding the Strategic Staged Product Development Plan and the Work Plan.

5.	External Advisory Group Approval Request

The Contractor shall submit the following to the Contracting Officer to request approval of External Advisory Group membership:

a)	A brief biosketch for each member being proposed.

b)	A description of the roles and duties of each member.

c)	The proposed compensation for each member.

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

The Contractor shall plan to have the External Advisory Group consulting agreements in place within six months of the effective date of the contract.

6.	Contract Meeting Reports

A report of the Post-Award Contract Initiation Meeting, Annual Review Meetings and External Advisory Group meetings shall be prepared by the Contractor and submitted in accordance with F.2. These reports shall include the slide presentations and all other meeting materials as well as summaries of all discussions.

Minutes of regular, as well as, ad hoc teleconferences and meetings shall be provided by the Contractor.

7.	Copies of FDA Correspondence and Meeting Summaries

The Contractor shall submit all corresondence from the FDA and shall prepare and submit minutes of all meetings with the FDA in accordance with Article F.2. Deliveries.

8.	Institutional Biosafety Approval

The Contractor shall provide documentation of materials submitted for Institutional Biosafety Committee Review and documentation of approval of experiments at the request of the COTR.

ARTICLE C.3. INVENTION REPORTING REQUIREMENT

All reports and documentation required by FAR Clause 52.227-11, Patent Rights-Ownership by the Contractor including, but not limited to, the invention disclosure report, the confirmatory license, and the Government support certification, shall be directed to the Division of Extramural Inventions and Technology Resources (DEITR), OPERA, OER, NIH, 6705 Rockledge Drive, Suite 310, MSC 7980, Bethesda, Maryland 20892-7980 (Telephone: 301-435-1986). In addition, one copy of an annual utilization report, and a copy of the final invention statement, shall be submitted to the Contracting Officer. The final invention statement (see FAR 27.303(b)(2)(ii)) shall be submitted to the Contracting Officer on the expiration date of the contract.

The annual utilization report shall be submitted in accordance with the DELIVERIES Article in SECTION F of this contract. The final invention statement (see FAR 27.303(b)(2)(ii)) shall be submitted on the expiration date of the contract. All reports shall be sent to the following address:

Contracting Officer
National Institutes of Health
National Institute of Allergy and Infectious Diseases
Office of Acquisition
6700-B Rockledge Drive
MSC 7612, Room 3214
Bethesda, Maryland 20892- 7612

If no invention is disclosed or no activity has occurred on a previously disclosed invention during the applicable reporting period, a negative report shall be submitted to the Contracting Officer at the address listed above.

To assist contractors in complying with invention reporting requirements of the clause, the NIH has developed “Interagency Edison,” an electronic invention reporting system. Use of Interagency Edison is encouraged as it streamlines the reporting process and greatly reduces paperwork. Access to the system is through a secure interactive Web site to ensure that all information submitted is protected. Interagency Edison and information relating to the capabilities of the system can be obtained from the Web (http://www.iedison.gov), or by contacting the Extramural Inventions and Technology Resources Branch, OPERA, NIH.

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

SECTION D - PACKAGING, MARKING AND SHIPPING

All deliverables required under this contract shall be packaged, marked and shipped in accordance with Government specifications. At a minimum, all deliverables shall be marked with the contract number and Contractor name. The Contractor shall guarantee that all required materials shall be delivered in immediate usable and acceptable condition.

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

SECTION E - INSPECTION AND ACCEPTANCE

a.	The Contracting Officer or the duly authorized representative will perform inspection and acceptance of materials and services to be provided.

b.	For the purpose of this SECTION, the COTR is the authorized representative of the Contracting Officer.

c.	Inspection and acceptance will be performed at:
National Institutes of Health
National Institute of Allergy and Infectious Diseases
Division of Microbiology and Infectious Diseases
Office of Biodefense Research Affairs
Drug Development Section
6610 Rockledge Drive, Room 3610
Bethesda, Maryland 20892

Acceptance may be presumed unless otherwise indicated in writing by the Contracting Officer or the duly authorized representative within 30 days of receipt.

d.	This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available.

FAR Clause 52.246-9, Inspection of Research and Development (Short Form) (April 1984).

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

SECTION F - DELIVERIES OR PERFORMANCE

ARTICLE F.1. PERIOD OF PERFORMANCE

a.	The period of performance of this contract shall be from September 30, 2011 through September 29, 2014.

ARTICLE F.2. DELIVERIES

Satisfactory performance of the final contract shall be deemed to occur upon performance of the work described in the Statement of Work Article in SECTION C of this contract and upon delivery and acceptance by the Contracting Officer, or the duly authorized representative, of the following items in accordance with the stated delivery schedule:

a.
The items specified below as described in the REPORTING REQUIREMENTS Article in SECTION C of this contract will be required to be delivered F.o.b. Destination as set forth in FAR 52.247-35, F.o.b. DESTINATION, WITHIN CONSIGNEES PREMISES (APRIL 1984):

Item	Description	Quantity	Delivery Schedule
1	Staged Specific Product Development Plan (SSPDP) and Workplan, and their revisions	2 hard copies to COTR and 1 original to CO, 1 electronic copy to COTR and CO	Within 14 days after the contract award for the baseline SSPDP and Workplan, and during the course of the contract when revision is requested.
2	Monthly Technical Progress Reports	2 hard copies to COTR and 1 original to CO, 1 electronic copy to COTR and CO	Each report is due on/before the 15th of each month following each reporting period.
3	Annual Technical Progress Reports	2 hard copies to COTR and 1 original to CO, 1 electronic copy to COTR and CO	Each report is due on/before the 15th of the month following each anniversary date. Monthly Progress Reports will not be submitted the month the Annual Progress Report is due.
4	Final Invention Statement	1 copy to CO	On or before completion date of the contract.
5	Draft and Final Technical Reports and Summary of Salient Results	1 hard copy to COTR, 1 original copy to CO, 1 electronic copy to COTR and CO
Draft Final Report is due 120 calendar days prior to the completion date of the contract. Final Report and Summary of Salient Results for the entire contract period to include key achievements (organized by Milestone) is due on or before the contract end date.

6	Technical Transfer Reports	I hard copy to COTR, 1 electronic copy to COTR	Each report will be provided as available.
7	Meeting minutes and reports (kickoff and annual meetings and teleconferences with DMID)	Electronic copy to COTR	Within 5 business days for teleconference and within 21 calendar days for kickoff or annual meeting
8	Audit Reports	2 hard copies to COTR and 1 original to CO, 1 electronic copy to COTR and CO	Within 30 days after the completion of the audits.
9	Clinical Protocols and supporting documents (draft, final, and revisions)	1 electronic copy to COTR and CO	Submit according to timelines or specified by DMID clinical operation guidelines.
10	GO/NO GO Decision Gate Reports or Deviation/Change request	2 hard copies to COTR, 1 original copy to CO, 1 electronic copy to COTR and CO	60 calendar days prior to date planned for exercising an option.

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

Item	Description	Quantity	Delivery Schedule
11	Draft and Final Regulatory Submission Documents to the FDA, including pre-IND, IND, and End of Phase I packages, as necessary.	electronic copy to COTR and CO	Submit as described by DMID Regulatory and Clinical Operational guidelines.
12	Copies of FDA correspondence and meeting summaries	1 hard copy to COTR, 1 electronic copy to COTR and CO	Within 5 business days upon receipt of these documents from the FDA.
13	Draft and Final nonclinical study protocols (safety, toxicity, and efficacy)	1 electronic copy to COTR and CO	Prior to study initiation and as requested.
14	Draft and Final Nonclinical Study Reports (safety, toxicity, and efficacy)	1 electronic copy to COTR and CO	Prior to regulatory submission to the FDA and as requested or as available.
15	Draft and Final Clinical Study Reports	1 electronic copy to COTR and CO	Prior to regulatory submission to the FDA and as requested or as available.
16	Other clinical reports (for example, IND annual reports, NIH clinical population reports, and clinical safety monitoring reports)	1 electronic copy to COTR	Submit according to timelines specified by NIAID-DMID clinical operation guidelines.
17	Sample of therapeutics (not for human use)	50 doses or equivalent amount delivered to COTR.	On or before the completion of the last exercised option.

b.	The items below are deliverables specific to the base award and each option:

Item	Stage	Reporting Deliverables	Days
Base Contract Award	Construct Evaluation and Selection	Lead candidate selection report containing the summary and results of evaluation of a panel of candidate mAbs.	On or before 1096 Days from the date of award.
	Development of Stable Cell lines	Summary report identifying clones capable of expressing approximately 300 mg/L in shake flasks for each of the lead clones.
	Assay and formulation development	Report summarizing the formulation and Freeze/Thaw stability of DS. DS analytical method(s) qualification reports.
Option 1	Generation of MCB	MCB validation report for each of the selected clones.	On or before 348 Days from the date of the executed option.
Process Development and Viral Clearance Screening
Technical Development Reports summarizing the production of each selected mAb DS to 95% purity by SEC and CE-SDS. R&D viral clearance reports documenting ~3 to 5 logs clearance for the Q-Sepharose and HIC steps.

DS test method qualification reports available prior to release of GMP materials.

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

Item	Stage	Reporting Deliverables	Days
	Process verification and engineering lot scale up	Report documenting purification and recovery process yield and purity at 50 L scale for each lead mAb; DS CE-SDS and SEC must show >95% purity.
Technical Transfer Report for cell culture and downstream steps (with Freeze/Thaw).
Option 2	Manufacturing	Approved Batch Records.	On or before 927 Days from the date of the executed option
Process report containing GMP lot DS production and testing information.
Approved plan for DS storage ar-70°C in validated and monitored freezers.
Process report containing GLP viral clearance testing information targeting ~15 log cumulative viral clearance for the downstream process.
	Divalent DP formulation	Process report containing final formulation.
Process report containing developed and qualified analytical methods. Stability protocols, interim and final stability reports for GMP materials.
Completed and QA approved BRs for filling and finishing and CoA for DP testing.
Option 3	Assay development for pre-clinical work	Validated PK assay reports for rat, cyno, and human sera.	On or before 926 Days from the date of the executed option
Validated rat and human HAHA (or “ADA”) assay report.
	Pre-Clinical Toxicology	Draft and final Report for non-GLP range finding toxicology study in rat.
Final report for GLP TCR study.
Final report for GLP PK study in rat.
Final report for GLP multi-dose toxicology.
Final Report for GLP safety pharmacology.
	IND preparation and filing	Pre-IND briefing package and pre-IND meeting notes.

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

Item	Stage	Reporting Deliverables	Days
IND documents approved prior to submission.
Option 4	Clinical Trial	Briefing Package to NIAID prior to start of Phase 1 and include patient consent and history forms, and approved protocol.	On or before 356 Days from the date of the executed option
	Project completion	Briefing Package to NIAID for end of Phase 1 (clinical data) and final contract report.

c.	The above items shall be addressed and delivered:

Contracting Officer’s Technical Representative (COTR)
National Institutes of Health
National Institute of Allergy and Infectious Diseases
Division of Microbiology and Infectious Diseases
Office of Biodefense Research Affairs
Drug Development Section
6610 Rockledge Drive, Room 3610
Bethesda, Maryland 20892

and
Contracting Officer (CO)
Microbiology and Infectious Diseases Research Contracts Branch A
Office of Acquisitions, DEA, NIAID, NIH, DHHS
6700-B Rockledge Drive, Room 3214
Bethesda, Maryland 20892-7612
(Express Mail: Bethesda, MD 20817)

ARTICLE F.3. CLAUSES INCORPORATED BY REFERENCE, FAR 52.252-2 (FEBRUARY 1998)

This contract incorporates the following clause(s) by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available. Also, the full text of a clause may be accessed electronically at this address: http://www.acquisition.gov/comp/far/index.html

FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSE:

52.242-15, Stop Work Order (August 1989) with Alternate I (April 1984).

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

SECTION G - CONTRACT ADMINISTRATION DATA

ARTICLE G.1. CONTRACTING OFFICER’S TECHNICAL REPRESENTATIVE (COTR)

The following Contracting Officer’s Technical Representative (COTR) will represent the Government for the purpose of this contract:

John A. Bogdan Ph.D.
Office of Biodefense Research Affairs

The COTR is responsible for: (1) monitoring the Contractor’s technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) interpreting the statement of work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; and (5) assisting in the resolution of technical problems encountered during performance.

The alternate COTR is responsible for carrying out the duties of the COTR only in the event that the COTR can no longer perform his/her duties as assigned or is officially covering when the COTR is on scheduled leave.

The alternate COTR for the purpose of this contract is:

Ray D. Harris Ph.D.
Office of Biodefense Research Affairs

The Contracting Officer is the only person with authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to: (1) direct or negotiate any changes in the statement of work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor for any costs incurred during the performance of this contract; or (5) otherwise change any terms and conditions of this contract.

The Government may unilaterally change its COTR designation.

ARTICLE G.2. KEY PERSONNEL, HHSAR 352.242-70 (January 2006)

The key personnel specified in this contract are considered to be essential to work performance. At least 30 days prior to diverting any of the specified individuals to other programs or contracts (or as soon as possible, if an individual must be replaced, for example, as a result of leaving the employ of the Contractor), the Contractor shall notify the Contracting Officer and shall submit comprehensive justification for the diversion or replacement request (including proposed substitutions for key personnel) to permit evaluation by the Government of the impact on performance under this contract. The Contractor shall not divert or otherwise replace any key personnel without the written consent of the Contracting Officer. The Government may modify the contract to add or delete key personnel at the request of the Contractor or Government.

(End of Clause)

The following individual(s) is/are considered to be essential to the work being performed hereunder:

Name	Title
Milan T. Tomic	Principal Investigator

ARTICLE G.3. INVOICE SUBMISSION/CONTRACT FINANCING REQUEST AND CONTRACT FINANCIAL REPORT

a.
Invoice/Financing Request Instructions and Contract Financial Reporting for NIH Cost-Reimbursement Type Contracts NIH(RC)-4 are attached and made part of this contract. The Contractor shall follow the attached instructions and submission procedures specified below to meet the requirements of a “proper invoice” pursuant to FAR Subpart 32.9, Prompt Payment.

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

1.
Payment requests shall be submitted to the offices identified below. Do not submit supporting documentation (e.g., receipts, time sheets, vendor invoices, etc.) with your payment request unless specified elsewhere in the contract or requested by the Contracting Officer.

a.	The original invoice shall be submitted to the following designated billing office:

National Institutes of Health
Office of Financial Management
Commercial Accounts
2115 East Jefferson Street, Room 4B-432, MSC 8500
Bethesda, MD 20892-8500

b.	One copy of the invoice shall be submitted to the following approving official:

Contracting Officer
National Institutes of Health
National Institute of Allergy and Infectious Diseases
Office of Acquisitions, DEA Room 3214
6700-B Rockledge Drive MSC 7612
Bethesda, Maryland 20892- 7612

E-Mail: NIAIDOAInvoices@niaid.nih.gov

The Contractor shall submit an electronic copy of the payment request to the approving official instead of a paper copy. The payment request shall be transmitted as an attachment via e-mail to the address listed above in one of the following formats: MSWord, MS Excel, or Adobe Portable Document Format (PDF). Only one payment request shall be submitted per e-mail and the subject line of the e-mail shall include the Contractor’s name, contract number, and unique invoice number.
[Note: The original payment request must still be submitted in hard copy and mailed to the designated billing office to meet the requirements of a “proper invoice.”]

2.	In addition to the requirements specified in FAR 32.905 for a proper invoice, the Contractor shall include the following information on the face page of all payment requests:

a.	Name of the Office of Acquisitions. The Office of Acquisitions for this contract is NIAID.

b.	Central Point of Distribution. For the purpose of this contract, the Central Point of Distribution is NIAIDOAInvoices.

c.
Federal Taxpayer Identification Number (TIN). If the Contractor does not have a valid TIN, it shall identify the Vendor Identification Number (VIN) on the payment request. The VIN is the number that appears after the Contractor’s name on the face page of the contract. [Note: A VIN is assigned to new contracts awarded on or after June 4, 2007, and any existing contract modified to include the VIN number.] If the Contractor has neither a TIN, DUNS, or VIN, contact the Contracting Officer.

d.
DUNS or DUNS+4 Number. The DUNS number must identify the Contractor’s name and address exactly as stated in the contract and as registered in the Central Contractor Registration (CCR) database. If the Contractor does not have a valid DUNS number, it shall identify the Vendor Identification Number (VIN) on the payment request. The VIN is the number that appears after the Contractor’s name on the face page of the contract. [Note: A VIN is assigned to new contracts awarded on or after June 4, 2007, and any existing contract modified to include the VIN number.] If the Contractor has neither a TIN, DUNS, or VIN, contact the Contracting Officer.

e.	Invoice Matching Option. This contract requires a two-way match.

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

f.	Unique Invoice Number. Each payment request must be identified by a unique invoice number, which can only be used one time regardless of the number of contracts or orders held by an organization.

b.	Inquiries regarding payment of invoices shall be directed to the designated billing office, (301) 496-6452.

c.
The Contractor shall include the following certification on every invoice for reimbursable costs incurred with Fiscal Year funds subject to the SALARY RATE LIMITATION LEGISLATION PROVISIONS Article in SECTION H of this contract. For billing purposes, certified invoices are required for the billing period during which the applicable Fiscal Year funds were initially charged through the final billing period utilizing the applicable Fiscal Year funds:

“I hereby certify that the salaries charged in this invoice are in compliance with the SALARY RATE LIMITATION LEGISLATION PROVISIONS Article in SECTION H of the above referenced contract.”

ARTICLE G.4. INDIRECT COST RATES

In accordance with Federal Acquisition Regulation (FAR) (48 CFR Chapter 1) Clause 52.216-7(d)(2), Allowable Cost and Payment incorporated by reference in this contract in PART II, SECTION I, the cognizant Contracting Officer representative responsible for negotiating provisional and/or final indirect cost rates is identified as follows:

Director, Division of Financial Advisory Services
Office of Acquisition Management and Policy
National Institutes of Health
6011 EXECUTIVE BLVD, ROOM 549C, MSC-7663
BETHESDA MD 20892-7663

These rates are hereby incorporated without further action of the Contracting Officer.

ARTICLE G.5. POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE

a.	Contractor Performance Evaluations

Interim and final evaluations of Contractor performance will be prepared on this contract in accordance with FAR Subpart 42.15. The final performance evaluation will be prepared at the time of completion of work. In addition to the final evaluation, interim evaluation(s) will be prepared on the anniversary date of the contract..

Interim and final evaluations will be provided to the Contractor as soon as practicable after completion of the evaluation. The Contractor will be permitted thirty days to review the document and to submit additional information or a rebutting statement. If agreement cannot be reached between the parties, the matter will be referred to an individual one level above the Contracting Officer, whose decision will be final.

Copies of the evaluations, Contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

b.	Electronic Access to Contractor Performance Evaluations

Contractors may access evaluations through a secure Web site for review and comment at the following address:

http://www.cpars.csd.disa.mil

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

SECTION H - SPECIAL CONTRACT REQUIREMENTS

ARTICLE H.1. PROTECTION OF HUMAN SUBJECTS, HHSAR 352.270-4(b) (January 2006)

a.
The Contractor agrees that the rights and welfare of human subjects involved in research under this contract shall be protected in accordance with 45 CFR Part 46 and with the Contractor’s current Assurance of Compliance on file with the Office for Human Research Protections (OHRP), Department of Health and Human Services. The Contractor further agrees to provide certification at least annually that the Institutional Review Board has reviewed and approved the procedures, which involve human subjects in accordance with 45 CFR Part 46 and the Assurance of Compliance.

b.
The Contractor shall bear full responsibility for the performance of all work and services involving the use of human subjects under this contract and shall ensure that work is conducted in a proper manner and as safely as is feasible. The parties hereto agree that the Contractor retains the right to control and direct the performance of all work under this contract. The Contractor shall not deem anything in this contract to constitute the Contractor or any subcontractor, agent or employee of the Contractor, or any other person, organization, institution, or group of any kind whatsoever, as the agent or employee of the Government. The Contractor agrees that it has entered into this contract and will discharge its obligations, duties, and undertakings and the work pursuant thereto, whether requiring professional judgment or otherwise, as an independent contractor without imputing liability on the part of the Government for the acts of the Contractor or its employees.

c.
If at any time during the performance of this contract, the Contracting Officer determines, in consultation with OHRP that the Contractor is not in compliance with any of the requirements and/or standards stated in paragraphs (a) and (b) above, the Contracting Officer may immediately suspend, in whole or in part, work and further payments under this contract until the Contractor corrects the noncompliance. The Contracting Officer may communicate the notice of suspension by telephone with confirmation in writing. If the Contractor fails to complete corrective action within the period of time designated in the Contracting Officer’s written notice of suspension, the Contracting Officer may, after consultation with OHRP, terminate this contract in whole or in part, and the Contractor’s name may be removed from the list of those contractors with approved Human Subject Assurances.

(End of clause)

ARTICLE H.2. HUMAN SUBJECTS

Research involving human subjects shall not be conducted under this contract until the protocol developed in Phase I has been approved by NIAID, written notice of such approval has been provided by the Contracting Officer, and the Contractor has provided to the Contracting Officer a properly completed “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263 (formerly Optional Form 310) certifying IRB review and approval of the protocol. The human subject certification can be met by submission of the Contractor’s self designated form, provided that it contains the information required by the “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263 (formerly Optional Form 310).

When research involving Human Subjects will take place at collaborating sites or other performance sites, the Contractor shall obtain, and keep on file, a properly completed “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263 (formerly Optional Form 310) certifying IRB review and approval of the research.

ARTICLE H.3. REQUIRED EDUCATION IN THE PROTECTION OF HUMAN RESEARCH PARTICIPANTS

NIH policy requires education on the protection of human subject participants for all investigators receiving NIH contract awards for research involving human subjects. For a complete description of the NIH Policy announcement on required education in the protection of human subject participants, the Contractor should access the NIH Guide for Grants and Contracts Announcement dated June 5, 2000 at the following website:

http://grants.nih.gov/grants/guide/notice-files/NOT-OD-00-039.html.

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

The information below is a summary of the NIH Policy Announcement:

The Contractor shall maintain the following information: (1) a list of the names and titles of the principal investigator and any other individuals working under the contract who are responsible for the design and/or conduct of the research; (2) the title of the education program(s) in the protection of human subjects that has been completed for each named personnel; and (3) a one sentence description of the educational program(s) listed in (2) above. This requirement extends to investigators and all individuals responsible for the design and/or conduct of the research who are working as subcontractors or consultants under the contract.

Prior to any substitution of the Principal Investigator or any other individuals responsible for the design and/or conduct of the research under the contract, the Contractor shall provide the following written information to the Contracting Officer: the title of the education program and a one sentence description of the program that has been completed by the replacement.

ARTICLE H.4. DATA AND SAFETY MONITORING IN CLINICAL TRIALS

The Contractor is directed to the full text of the NIH Policy regarding Data and Safety Monitoring and Reporting of Adverse Events, which may be found at the following web sites:

http://grants.nih.gov/grants/guide/notice-files/not98-084.html
http://grants.nih.gov/grants/guide/notice-files/not99-107.html
http://grants.nih.gov/grants/guide/notice-files/NOT-OD-00-038.html

The Contractor must comply with the NIH Policy cited in these NIH Announcements and any other data and safety monitoring requirements found elsewhere in this contract.

Data and Safety Monitoring shall be performed in accordance with the approved Data and Safety Monitoring Plan.

The Data and Safety Monitoring Board shall be established and approved prior to beginning the conduct of the clinical trial.

ARTICLE H.5. REGISTRATION AND RESULTS REPORTING FOR APPLICABLE CLINICAL TRIALS IN CLINICALTRIALS.GOV

The Food and Drug Administration Amendments Act of 2007 (FDAAA) at: http://frwebgate.access.gpo.gov/cgi-bin/ getdoc.cgi?dbname=110_cong_public_laws&docid=f:publ085.110.pdf, Title VIII, expands the National Institutes of Health’s (NIH’s) clinical trials registry and results database known as ClinicalTrials.gov and imposes new requirements that apply to specified “applicable clinical trials,” including those supported in whole or in part by NIH funds. FDAAA requires:

•
the registration of certain “applicable clinical trials” (see Definitions at: http://grants.nih.gov/ClinicalTrials_fdaaa/_definitions.htm) in ClinicalTrials.gov no later than 21 days after the first subject is enrolled; and

•
the reporting of summary results information (including adverse events) no later than 1 year after the completion date (See Definitions at link above) for registered applicable clinical trials involving drugs that are approved under section 505 of the Food, Drug and Cosmetic Act (FDCA) or licensed under section 351 of the PHS Act, biologics, or of devices that are cleared under section 510k of FDCA.

In addition, the Contractor shall notify the Contracting Officer’s Technical Representative (COTR), with the trial registration number (NCT number), once the registration is accomplished. This notification may be included in the Technical Progress Report covering the period in which registration occurred, or as a stand-alone notification.

The Contractor is the Sponsor, therefore the “Responsible Party” for the purposes of compliance with FDAAA which includes registration (and results reporting, if required) of applicable clinical trial(s) performed under this contract in the Government database, ClinicalTrials.gov (http://www.ClinicalTrials.gov).

Additional information is available at: http://prsinfo.clinicaltrials.gov .

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

ARTICLE H.6. HUMAN MATERIALS (ASSURANCE OF OHRP COMPLIANCE)

The acquisition and supply of all human specimen material (including fetal material) used under this contract shall be obtained by the Contractor in full compliance with applicable State and Local laws and the provisions of the Uniform Anatomical Gift Act in the United States, and no undue inducements, monetary or otherwise, will be offered to any person to influence their donation of human material.

The Contractor shall provide written documentation that all human materials obtained as a result of research involving human subjects conducted under this contract, by collaborating sites, or by subcontractors identified under this contract, were obtained with prior approval by the Office for Human Research Protections (OHRP) of an Assurance to comply with the requirements of 45 CFR 46 to protect human research subjects. This restriction applies to all collaborating sites without OHRP-approved Assurances, whether domestic or foreign, and compliance must be ensured by the Contractor.

Provision by the Contractor to the Contracting Officer of a properly completed “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263 (formerly Optional Form 310), certifying IRB review and approval of the protocol from which the human materials were obtained constitutes the written documentation required. The human subject certification can be met by submission of a self-designated form, provided that it contains the information required by the “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263 (formerly Optional Form 310).

ARTICLE H.7. SALARY RATE LIMITATION, HHSAR 352.231-70 (January 2010)

a.
Pursuant to the current and applicable prior HHS appropriations acts, the Contractor shall not use contract funds to pay the direct salary of an individual at a rate in excess of the Federal Executive Schedule Level I in effect on the date an expense is incurred.

b.
For purposes of the salary rate limitation, the terms “direct salary,” “salary,” and “institutional base salary” have the same meaning and are collectively referred to as “direct salary” in this clause. An individual’s direct salary is the annual compensation that the Contractor pays for an individual’s direct effort (costs) under the contract. Direct salary excludes any income that an individual may be permitted to earn outside of duties to the Contractor. Direct salary also excludes fringe benefits, overhead, and general and administrative expenses (also referred to as indirect costs or facilities and administrative [F&A] costs).

Note: The salary rate limitation does not restrict the salary that an organization may pay an individual working under an HHS contract or order; it merely limits the portion of that salary that may be paid with Federal funds.

c.
The salary rate limitation also applies to individuals under subcontracts. If this is a multiple-year contract or order, it may be subject to unilateral modification by the Contracting Officer to ensure that an individual is not paid at a rate that exceeds the salary rate limitation provision established in the HHS appropriations act in effect when the expense is incurred regardless of the rate initially used to establish contract or order funding.

d.	See the salaries and wages pay tables on the U.S. Office of Personnel Management Web site for Federal Executive Schedule salary levels that apply to the current and prior periods.

(End of clause)

See the following Web site for Executive Schedule rates of pay: http://www.opm.gov/oca/.

(For current year rates, click on Salaries and Wages / Executive Schedule / Rates of Pay for the Executive Schedule. For prior year rates, click on Salaries and Wages / select Another Year at the top of the page / Executive Schedule / Rates of Pay for the Executive Schedule. Rates are effective January 1 of each calendar year unless otherwise noted.)

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

ARTICLE H.8. NIH POLICY ON ENHANCING PUBLIC ACCESS TO ARCHIVED PUBLICATIONS RESULTING FROM NIH-FUNDED RESEARCH

NIH-funded investigators shall submit to the NIH National Library of Medicine’s (NLM) PubMed Central (PMC) an electronic version of the author’s final manuscript, upon acceptance for publication, resulting from research supported in whole or in part with direct costs from NIH. NIH defines the author’s final manuscript as the final version accepted for journal publication, and includes all modifications from the publishing peer review process. The PMC archive will preserve permanently these manuscripts for use by the public, health care providers, educators, scientists, and NIH. The Policy directs electronic submissions to the NIH/NLM/PMC: http://www.pubmedcentral.nih.gov.

Additional information is available at http://grants.nih.qov/grants/guide/notice-files/NOT-OD-08-033.html.

ARTICLE H.9. NEEDLE DISTRIBUTION

The Contractor shall not use contract funds to distribute any needle or syringe for the purpose of preventing the spread of blood borne pathogens in any location that has been determined by the local public health or local law enforcement authorities to be inappropriate for such distribution.

ARTICLE H.10. PRESS RELEASES

The Contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

ARTICLE H.11. RESTRICTION ON ABORTIONS

The Contractor shall not use contract funds for any abortion.

ARTICLE H.12. CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH

The Contractor shall not use contract funds for (1) the creation of a human embryo or embryos for research purposes; or (2) research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury or death greater than that allowed for research on fetuses in utero under 45 CFR 46.204(b) and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)). The term “human embryo or embryos” includes any organism, not protected as a human subject under 45 CFR 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes or human diploid cells.

Additionally, in accordance with a March 4, 1997 Presidential Memorandum, Federal funds may not be used for cloning of human beings.

ARTICLE H.13. DISSEMINATION OF FALSE OR DELIBERATELY MISLEADING SCIENTIFIC INFORMATION

The Contractor shall not use contract funds to disseminate scientific information that is deliberately false or misleading.

ARTICLE H.14. RESTRICTION ON EMPLOYMENT OF UNAUTHORIZED ALIEN WORKERS

The Contractor shall not use contract funds to employ workers described in section 274A(h)(3) of the Immigration and Nationality Act, which reads as follows:

“(3) Definition of unauthorized alien. - As used in this section, the term ‘unauthorized alien’ means, with respect to the employment of an alien at a particular time, that the alien is not at that time either (A) an alien lawfully admitted for permanent residence, or (B) authorized to be so employed by this Act or by the Attorney General.”

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

ARTICLE H.15. CARE OF LIVE VERTEBRATE ANIMALS, HHSAR 352.270-5(b) (October 2009)

a.
Before undertaking performance of any contract involving animal-related activities where the species is regulated by USDA, the Contractor shall register with the Secretary of Agriculture of the United States in accordance with 7 U.S.C. 2136 and 9 CFR sections 2.25 through 2.28. The Contractor shall furnish evidence of the registration to the Contracting Officer.

b.
The Contractor shall acquire vertebrate animals used in research from a dealer licensed by the Secretary of Agriculture under 7 U.S.C. 2133 and 9 CFR Sections 2.1-2.11, or from a source that is exempt from licensing under those sections.

c.
The Contractor agrees that the care, use and intended use of any live vertebrate animals in the performance of this contract shall conform with the Public Health Service (PHS) Policy on Humane Care of Use of Laboratory Animals (PHS Policy), the current Animal Welfare Assurance (Assurance), the Guide for the Care and Use of Laboratory Animals (National Academy Press, Washington, DC) and the pertinent laws and regulations of the United States Department of Agriculture (see 7 U.S.C. 2131 et seq. and 9 CFR Subchapter A, Parts 1-4). In case of conflict between standards, the more stringent standard shall govern.

d.
If at any time during performance of this contract, the Contracting Officer determines, in consultation with the Office of Laboratory Animal Welfare (OLAW), National Institutes of Health (NIH), that the Contractor is not in compliance with any of the requirements and standards stated in paragraphs (a) through (c) above, the Contracting Officer may immediately suspend, in whole or in part, work and further payments under this contract until the Contractor corrects the noncompliance. Notice of the suspension may be communicated by telephone and confirmed in writing. If the Contractor fails to complete corrective action within the period of time designated in the Contracting Officer’s written notice of suspension, the Contracting Officer may, in consultation with OLAW, NIH, terminate this contract in whole or in part, and the Contractor’s name may be removed from the list of those contractors with approved Assurances.

Note: The Contractor may request registration of its facility and a current listing of licensed dealers from the Regional Office of the Animal and Plant Health Inspection Service (APHIS), USDA, for the region in which its research facility is located. The location of the appropriate APHIS Regional Office, as well as information concerning this program may be obtained by contacting the Animal Care Staff, USDA/APHIS, 4700 River Road, Riverdale, Maryland 20737 (E-mail: ace@aphis.usda.gov; Web site: http://www.aphis.usda.gov/animal welfare).

(End of Clause)

ARTICLE H.16. ANIMAL WELFARE

All research involving live, vertebrate animals shall be conducted in accordance with the Public Health Service Policy on Humane Care and Use of Laboratory Animals (PHS Policy). The PHS Policy can be accessed at: http://grants1.nih.gov/grants/olaw/references/phspol.htm

In addition, the research involving live vertebrate animals shall be conducted in accordance with the description set forth in the Vertebrate Animal Section (VAS) of the contractor’s technical proposal, as modified in the Final Proposal Revision (FPR), dated July 19, 2011, which is incorporated by reference.

ARTICLE H.17. OPTION PROVISION

Unless the Government exercises its option pursuant to the Option Clause set forth in ARTICLE 1.3., the contract will consist only of the Base Period of the Statement of Work as defined in Sections C and F of the contract. Pursuant to FAR Clause 52.217-6, Option for Increased Quantity set forth in ARTICLE 1.3. of this contract, the Government may, by unilateral contract modification, require the Contractor to perform additional options set forth in the Statement of Work and also defined in Sections C and F of the contract. If the Government exercises this option, notice must be given at least 30 days prior to the expiration date of this contract, and the estimated cost plus fixed fee of the contract will be increased as set forth in the ESTIMATED COST PLUS FIXED FEE. See Article in SECTION B of this contract.

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

ARTICLE H.18. INSTITUTIONAL RESPONSIBILITY REGARDING CONFLICTING INTERESTS OF INVESTIGATORS

The Contractor shall comply with the requirements of 45 CFR Part 94, Responsible Prospective Contractors, which promotes objectivity in research by establishing standards to ensure that investigators (defined as the principal investigator and any other person who is responsible for the design, conduct, or reporting of research funded under NIH contracts) will not be biased by any conflicting financial interest. For the purposes of this part relating to financial interests, “Investigator” includes the Investigator’s spouse and dependent children. 45 CFR Part 94 is available at the following Web site:

http://ecfr.gpoaccess.gov/cgi/t/text/text-idx?
c=ecfr;sid=cfc3d0caac2d06e14935ada5731b763d;rqn=div5;view=text;node=45%3A1.0.1.1.52;idno=45;cc=ecfr

As required by 45 CFR Part 94, the Contractor shall, at a minimum:

a.
Maintain a written, enforceable policy on conflict of interest that complies with 45 CFR Part 94 and inform each investigator of the policy, the investigator’s reporting responsibilities, and the applicable regulations. The Contractor must take reasonable steps to ensure that investigators working as collaborators or subcontractors comply with the regulations.

b.
Designate an official(s) to solicit and review financial disclosure statements from each investigator participating in NIH-funded research. Based on established guidelines consistent with the regulations, the designated official(s) must determine whether a conflict of interest exists, and if so, determine what actions should be taken to manage, reduce, or eliminate such conflict. A conflict of interest exists when the designated official(s) reasonably determines that a Significant Financial Interest could directly and significantly affect the design, conduct, or reporting of the NIH-funded research. The Contractor may require the management of other conflicting financial interests in addition to those described in this paragraph, as it deems appropriate. Examples of conditions or restrictions that might be imposed to manage actual or potential conflicts of interests are included in 45 CFR Part 94, under Management of Conflicting Interests.

c.	Require all financial disclosures to be updated during the period of the award, either on an annual basis or as new reportable Significant Financial Interests are obtained.

d.
Maintain records, identifiable to each award, of all financial disclosures and all actions taken by the Contractor with respect to each conflicting interest 3 years after final payment or, where applicable, for the other time periods specified in 48 CFR Part 4, subpart 4.7, Contract Records Retention.

e.	Establish adequate enforcement mechanisms and provide for sanctions where appropriate.

If a conflict of interest is identified, the Contractor shall report to the Contracting Officer, the existence of the conflicting interest found. This report shall be made and the conflicting interest managed, reduced, or eliminated, at least on a temporary basis, within sixty (60) days of that identification.

If the failure of an investigator to comply with the conflict of interest policy has biased the design, conduct, or reporting of the NIH-funded research, the Contractor must promptly notify the Contracting Officer of the corrective action taken or to be taken. The Contracting Officer will take appropriate action or refer the matter to the Contractor for further action, which may include directions to the Contractor on how to maintain appropriate objectivity in the funded research.

The Contracting Officer may at any time inquire into the Contractor’s procedures and actions regarding conflicts of interests in NIH-funded research, including a review of all records pertinent to compliance with 45 CFR Part 94. The Contracting Officer may require submission of the records or review them on site. On the basis of this review, the Contracting Officer may decide that a particular conflict of interest will bias the objectivity of the NIH-funded research to such an extent that further corrective action is needed or that the Contractor has not managed, reduced, or eliminated the conflict of interest. The issuance of a Stop Work Order by the Contracting Officer may be necessary until the matter is resolved.

If the Contracting Officer determines that NIH-funded clinical research, whose purpose is to evaluate the safety or effectiveness of a drug, medical device, or treatment, has been designed, conducted, or reported by an investigator

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

with a conflict of interest that was not disclosed or managed, the Contractor must require disclosure of the conflict of interest in each public presentation of the results of the research.

ARTICLE H.19. PUBLICATION AND PUBLICITY

In addition to the requirements set forth in HHSAR Clause 352.227-70, Publications and Publicity incorporated by reference in SECTION I of this contract, the Contractor shall acknowledge the support of the National Institutes of Health whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

“This project has been funded in whole or in part with Federal funds from the National Institute of Allergy and Infectious Diseases, National Institutes of Health, Department of Health and Human Services, under Contract No. HHSN272201100031C”

ARTICLE H.20. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in NIH funded programs is encouraged to report such matters to the HHS Inspector General’s Office in writing or on the Inspector General’s Hotline. The toll free number is 1-800-HHS-TIPS (1-800-447-8477). All telephone calls will be handled confidentially. The e-mail address is Htips@os.dhhs.gov and the mailing address is:

Office of Inspector General
Department of Health and Human Services
TIPS HOTLINE
P.O. Box 23489
Washington, D.C. 20026

ARTICLE H.21. SHARING RESEARCH DATA

The data sharing plan submitted by the Contractor is acceptable/The Contractor’s data sharing plan, dated July 19, 2011 is hereby incorporated by reference. The Contractor agrees to adhere to its plan and shall request prior approval of the Contracting Officer for any changes in its plan.

The NIH endorses the sharing of final research data to serve health. this contract is expected to generate research data that must be shared with the public and other researchers. NIH’s data sharing policy may be found at the following Web site:

http://grants.nih.gov/grants/guide/notice-files/NOT-OD-03-032.html

NIH recognizes that data sharing may be complicated or limited, in some cases, by institutional policies, local IRB rules, as well as local, state and Federal laws and regulations, including the Privacy Rule (see HHS-published documentation on the Privacy Rule at http://www.hhs.gov/ocr/). The rights and privacy of people who participate in NIH-funded research must be protected at all times; thus, data intended for broader use should be free of identifiers that would permit linkages to individual research participants and variables that could lead to deductive disclosure of the identity of individual subjects.

ARTICLE H.22. POSSESSION USE AND TRANSFER OF SELECT BIOLOGICAL AGENTS OR TOXINS

The work being conducted under this contract may involve the possession, use, or transfer of a select agent or toxin. The contractor shall not conduct work involving a Select Agent or Toxin under this contract until it and any associated subcontractor(s) comply with the following:

For prime or subcontract awards to domestic institutions that possess, use, and/or transfer a Select Agent or Toxin under this contract, the institution must comply with the provisions of 42 CFR part 73, 7 CFR part 331, and/or 9 CFR part 121 (http://www.selectagents.gov/Requlations.html) as required, before using NIH funds for work involving a Select Agent or Toxin. No NIH funds can be used for research involving a Select Agent or Toxin at a domestic institution without a valid registration certificate.

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

For prime or subcontract awards to foreign institutions that possess, use, and/or transfer a Select Agent or Toxin, before using NIH funds for any work directly involving a Select Agent or Toxin, the foreign institution must provide information satisfactory to the NIAID that safety, security, and training standards equivalent to those described in 42 CFR part 73, 7 CFR part 331, and/or 9 CFR part 121 are in place and will be administered on behalf of all Select Agent or Toxin work supported by these funds. The process for making this determination includes a site visit to the foreign laboratory facility by an NIAID representative. During this visit, the foreign institution must provide the following information: concise summaries of safety, security, and training plans; names of individuals at the foreign institution who will have access to the Select Agent or Toxin and procedures for ensuring that only approved and appropriate individuals, in accordance with institution procedures, will have access to the Select Agents or Toxins under the contract; and copies of or links to any applicable laws, regulations, policies, and procedures applicable to that institution for the safe and secure possession, use, and/ or transfer of select agents. Site visits to foreign laboratories are conducted every three years after the initial review. No NIH funds can be used for work involving a Select Agent or Toxin at a foreign institution without written approval from the Contracting Officer.

Prior to conducting a restricted experiment with a Select Agent or Toxin under this contract or any associated subcontract, the contractor must discuss the experiment with the Contracting Officer’s Technical Representative (COTR) and request and obtain written approval from the Contracting Officer. Domestic institutions must submit to the Contracting Officer written approval from the CDC to perform the proposed restricted experiment. Foreign institutions require review by a NIAID representative. The prime contractor must contact the COTR and the NIAID Office of International Extramural Activities (OIEA) at mailto:niaidforeignawards@niaid.nih.gov for guidance on the process used by NIAID to review proposed restricted experiments. The NIAID website provides an overview of the review process at http://funding.niaid.nih.gov/researchfunding/sci/biod/pages/saconproc.aspx. The Contracting Officer will notify the prime contractor when the process is complete. No NIH funds can be used for a restricted experiment with a Select Agent or Toxin at either a domestic or foreign institution without written approval from the Contracting Officer.
Listings of HHS and USDA select agents and toxins, and overlap select agents or toxins as well as information about the registration process for domestic institutions, are available on the Select Agent Program Web site at http://www.selectagents.gov/ and http://www.selectagents.gov/Select%20Agents%20and%20Toxins%20List.html.

For foreign institutions, see the NIAID Select Agent Award information:
(http://funding.niaid.nih.gov/researchfunding/sci/biod/pages/default.aspx).

ARTICLE H.23. HIGHLY PATHOGENIC AGENTS

The work being conducted under this contract may involve a Highly Pathogenic Agent (HPA). The NIAID defines an HPA as a pathogen that, under any circumstances, warrants a biocontainment safety level of BSI-3 or higher according to either:

1.	The current edition of the CDC/NIH Biosafety in Microbiological and Biomedical Laboratories (BMBL)(http://www.cdc.gov/OD/ohs/biosfty/bmbl5/bmbl5toc.htm);

2.	The Contractor’s Institutional Biosafety Committee (IBC) or equivalent body; or

3.	The Contractor’s appropriate designated institutional biosafety official.

If there is ambiguity in the BMBL guidelines and/or there is disagreement among the BMBL, an IBC or equivalent body, or institutional biosafety official, the highest recommended containment level must be used.

ARTICLE H.24. HOTEL AND MOTEL FIRE SAFETY ACT OF 1990 (P.L. 101-391)

Pursuant to Public Law 101-391, no Federal funds maybe used to sponsor or fund in whole or in part a meeting, convention, conference or training seminar that is conducted in, or that otherwise uses the rooms, facilities, or services of a place of public accommodation that do not meet the requirements of the fire prevention and control guidelines as described in the Public Law. This restriction applies to public accommodations both foreign and domestic.

Public accommodations that meet the requirements can be accessed at: http://www.usfa.fema.gov/hotel/index.htm.

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

PART II - CONTRACT CLAUSES

SECTION B - CONTRACT CLAUSES

ARTICLE I.1.  GENERAL CLAUSES FOR A COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT

This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically as follows: FAR Clauses at: https://www.acquisition.gov/far/. HHSAR Clauses at: http://www.hhs.gov/policies/hhsar/subpart352.html.

a.	FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:

FAR CLAUSE NO.	DATE	TITLE
52.202-1	Jul 2004	Definitions (Over the Simplified Acquistion Threshold)
52.203-3	Apr 1984	Gratuities (Over the Simplified Acquisition Threshold)
52.203-5	Apr 1984	Covenant Against Contingent Fees (Over the Simplified Acquisition Threshold)
52.203-6	Sep 2006	Restrictions on Subcontractor Sales to the Government (Over the Simplified Acquisition Threshold)
52.203-7	Oct 2010	Anti-Kickback Procedures (Over the Simplified Acquisition Threshold)
52.203-8	Jan 1997	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity (Over the Simplified Acquisition Threshold)
52.203-10	Jan 1997	Price or Fee Adjustment for Illegal or Improper Activity (Over the Simplified Acquisition Threshold)
52.203-12	Oct 2010	Limitation on Payments to Influence Certain Federal Transactions (Over $150,000)
52.204-4	May 2011	Printed or Copied Double-Sided on Postconsumer Fiber Content Paper (Over the Simplified Acquisition Threshold)
52.204-7	Apr 2008	Central Contractor Registration
52.204-10	Jul 2010	Reporting Executive Compensation and First-Tier Subcontract Awards ($25,000 or more)
52.209-6	Dec 2010	Protecting the Government’s Interests When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment (Over $30,000)
52.215-2	Oct 2010
Audit and Records - Negotiation [Note: Applies to ALL contracts funded in whole or in part with Recovery Act funds, regardless of dollar value, AND contracts over the Simplified Acquisition Threshold funded exclusively with non-Recovery Act funds.]

52.215-8	Oct 1997	Order of Precedence - Uniform Contract Format
52.215-10	Aug 2011	Price Reduction for Defective Certified Cost or Pricing Data (Over $700,000)
52.215-12	Oct 2010	Subcontractor Cost or Pricing Data (Over $700,000)
52.215-14	Oct 2010	Integrity of Unit Prices (Over the Simplified Acquisition Threshold)
52.215-15	Oct 2010	Pension Adjustments and Asset Reversions (Over $700,000)

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

FAR CLAUSE NO.	DATE	TITLE
52.215-18	Jul 2005	Reversion or Adjustment of Plans for Post-Retirement Benefits (PRB) other than Pensions
52.215-19	Oct 1997	Notification of Ownership Changes
52.215-21	Oct 2010	Requirements for Certified Cost or Pricing Data and Data Other Than Certified Cost or Pricing Data - Modifications
52.215-23	Oct 2009	Limitations on Pass-Through Charges (Over the Simplified Acquisition Threshold)
52.216-7	Jun 2011	Allowable Cost and Payment
52.216-8	Jun 2011	Fixed Fee
52.219-8	Jan 2011	Utilization of Small Business Concerns (Over the Simplified Acquisition Threshold)
52.219-9	Jan 2011	Small Business Subcontracting Plan (Over $650,000, $1.5 million for Construction)
52.219-16	Jan 1999	Liquidated Damages - Subcontracting Plan (Over $650,000, $1.5 million for Construction)
52.222-2	Jul 1990	Payment for Overtime Premium (Over the Simplified Acquisition Threshold) (Note: The dollar amount in paragraph (a) of this clause is $0 unless otherwise specified in the contract.)
52.222-3	Jun 2003	Convict Labor
52.222-21	Feb 1999	Prohibition of Segregated Facilities
52.222-26	Mar 2007	Equal Opportunity
52.222-35	Sep 2010	Equal Opportunity for Veterans ($100,000 or more)
52.222-36	Oct 2010	Affirmative Action for Workers with Disabilities
52.222-37	Sep 2010	Employment Reports on Veterans ($100,000 or more)
52.222-40	Dec 2010	Notification of Employee Rights Under the National Labor Relations Act Over the Simplified Acquisition Threshold)
52.222-50	Feb 2009	Combating Trafficking in Persons
52.222-54	Jan 2009	Employment Eligibility Verification (Over the Simplified Acquisition Threshold)
52.223-6	May 2001	Drug-Free Workplace
52.223-18	Aug 2011	Encouraging Contractor Policies to Ban Text Messaging While Driving
52.225-1	Feb 2009	Buy American Act - Supplies
52.225-13	Jun 2008	Restrictions on Certain Foreign Purchases
52.227-1	Dec 2007	Authorization and Consent, Alternate I (Apr 1984)
52.227-2	Dec 2007	Notice and Assistance Regarding Patent and Copyright Infringement
52.227-11	Dec 2007
Patent Rights - Ownership by the Contractor (Note: In accordance with FAR 27.303(b)(2), paragraph (e) is modified to include the requirements in FAR 27.303(b)(2)(i) through (iv). The frequency of reporting in (i) is annual.

52.227-14	Dec 2007	Rights in Data - General

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

FAR CLAUSE NO.	DATE	TITLE
52.232-9	Apr 1984	Limitation on Withholding of Payments
52.232-17	Oct 2010	Interest (Over the Simplified Acquisition Threshold)
52.232-20	Apr 1984	Limitation of Cost
52.232-23	Jan 1986	Assignment of Claims
52.232-25	Oct 2008	Prompt Payment, Alternate I (Feb 2002)
52.232-33	Oct 2003	Payment by Electronic Funds Transfer--Central Contractor Registration
52.233-1	Jul 2002	Disputes
52.233-3	Aug 1996	Protest After Award, Alternate I (Jun 1985)
52.233-4	Oct 2004	Applicable Law for Breach of Contract Claim
52.242-1	Apr 1984	Notice of Intent to Disallow Costs
52.242-3	May 2001	Penalties for Unallowable Costs (Over $700, 000)
52.242-4	Jan 1997	Certification of Final Indirect Costs
52.242-13	Jul 1995	Bankruptcy (Over the Simplified Acquisition Threshold)
52.243-2	Aug 1987	Changes - Cost Reimbursement, Alternate V (Apr 1984)
52.244-2	Oct 2010	Subcontracts (Over the Simplified Acquisition Threshold), Alternate I (June 2007)
52.244-5	Dec 1996	Competition in Subcontracting (Over the Simplified Acquisition Threshold)
52.244-6	Dec 2010	Subcontracts for Commercial Items
52.245-1	Aug 2010	Government Property
52.245-9	Aug 2010	Use and Charges
52.246-23	Feb 1997	Limitation of Liability (Over the Simplified Acquisition Threshold)
52.249-6	May 2004	Termination (Cost-Reimbursement)
52.249-14	Apr 1984	Excusable Delays
52.253-1	Jan 1991	Computer Generated Forms

b.	DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

HHSAR CLAUSE NO.	DATE	TITLE
352.202-1	Jan 2006	Definitions - with Alternate paragraph (h) (Jan 2006)
352.203-70	Jan 2006	Anti-Lobbying (Over Simplified Acquisition Threshold)
352.216-70	Jan 2006	Additional Cost Principles
352.222-70	Jan 2010	Contractor Cooperation in Equal Employment Opportunity Investigations
352.227-70	Jan 2006	Publications and Publicity
352.228-7	Dec 1991	Insurance - Liability to Third Persons

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

HHSAR CLAUSE NO.	DATE	TITLE
352.233-71	Jan 2006	Litigation and Claims
352.242-70	Jan 2006	Key Personnel
352.242-73	Jan 2006	Withholding of Contract Payments
352.242-74	Apr 1984	Final Decisions on Audit Findings

[End of GENERAL CLAUSES FOR A NEGOTIATED COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT- Rev. 08/2011].

ARTICLE I.2.  AUTHORIZED SUBSTITUTION OF CLAUSES

ARTICLE I.1. of this SECTION is hereby modified as follows:

c.	THERE ARE NO APPLICABLE CLAUSES IN THIS SECTION.

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

ARTICLE I.3.  ADDITIONAL CONTRACT CLAUSES

This contract incorporates the following clauses by reference, with the same force and effect, as if they were given in full text. Upon request, the Contracting Officer will make their full text available.

d.	FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

1.	FAR Clause 52.203-13, Contractor Code of Business Ethics and Conduct (April 2010).

2.	FAR Clause 52.203-14, Display of Hotline Poster(s) (December 2007).

“…..(3) Any required posters may be obtained as follows:

Poster(s)	Obtain From”
HHS Contractor Code of Ethics and Business Conduct Poster	http://oig.hhs.gov/fraud/hotline/ OIG Hotline Poster.pdf

3.	FAR Clause 52.215-17, Waiver of Facilities Capital Cost of Money (October 1997).

4.	FAR Clause 52.217-6, Option for Increased Quantity (March 1989).

“....The Contracting Officer may exercise the option by written notice to the Contractor at any point prior to 30 Days of the completion date of the contract.

5.	FAR Clause 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (January 2011).

“(c) Waiver of evaluation preference.…
[ ] Offeror elects to waive the evaluation preference.”

6.	FAR Clause 52.227-16, Additional Data Requirements (June 1987).

7.	FAR Clause 52.242-3, Penalties for Unallowable Costs (May 2001).

8.	FAR Clause 52.251-1, Government Supply Sources (August 2010).

e.	DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CHAPTER 3) CLAUSES:

1.	HHSAR Clause 352.201-70, Paperwork Reduction Act (January 2006).

2.	HHSAR Clause 352.223-70, Safety and Health (January 2006).

3.	HHSAR Clause 352.270-1, Accessibility of Meetings, Conferences and Seminars to Persons with Disabilities (January 2001).

f.	NATIONAL INSTITUTES OF HEALTH (NIH) RESEARCH CONTRACTING (RC) CLAUSES: The following clauses are attached and made a part of this contract:

1.	NIH(RC)-11, Research Patient Care Costs (4/1/84).

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

ARTICLE I.4.  ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT

This contract incorporates the following clauses in full text.

FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:

g.	FAR Clause 52.209-9, Updates of Publicly Available Information Regarding Responsibility Matters (January 2011)

(a) The Contractor shall update the information in the Federal Awardee Performance and Integrity Information System (FAPIIS) on a semi-annual basis, throughout the life of the contract, by posting the required information in the Central Contractor Registration database at http://www.ccr.gov.

(b)(1) The Contractor will receive notification when the Government posts new information to the Contractor’s record.

(2) The Contractor will have an opportunity to post comments regarding information that has been posted by the Government. The comments will be retained as long as the associated information is retained, i.e., for a total period of 6 years. Contractor comments will remain a part of the record unless the Contractor revises them.

(3) (i) Public requests for system information prior to April 15, 2011, will be handled under Freedom of Information Act procedures, including, where appropriate, procedures promulgated under E.O. 12600.

(ii) As required by section 3010 of Public Law 111-212, all information posted in FAPIIS on on or after April 15, 2011, except past performance reviews, will be publicly available.

(End of clause)

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS

SECTION C - LIST OF ATTACHMENTS

The following documents are attached and incorporated in this contract:

1.           Statement of Work

Statement of Work, dated August 25, 2011, 8 pages.

2.           Invoice/Financing Request and Contract Financial Reporting Instructions for NIH Cost-Reimbursement Type Contracts, NIH(RC)-4

Invoice/Financing Request and Contract Financial Reporting Instructions for NIH Cost-Reimbursement Type Contracts, NIH(RC)-4, (8/08), 6 pages.

3.           Inclusion Enrollment Report

Inclusion Enrollment Report, PHS 398/2590, (Rev. 6/09), 1 page. Located at: http://grants.nih.gov/grants/funding/ phs398/enrollmentreport.pdf

4.           Inclusion Table

Inclusion Table (Formerly Annual Technical Progress Report Format for Each Study), April, 1998, 1 page. Located at: http://grants.nih.gov/grants/funding/women_min/InclusionOld_Form.pdf

5.           Safety and Health

Safety and Health, HHSAR Clause 352.223-70, (1/06), 1 page.

6.           Research Patient Care Costs

Research Patient Care Costs, NIH(RC)-11, 4/1/84, 1 page.

7.           Disclosure of Lobbying Activities, SF-LLL

Disclosure of Lobbying Activities, SF-LLL, dated 7/97, 2 pages.

8.           Conference Expense Offset Worksheets

Contractor Pre-Conference Expense Offset Worksheet, dated 3/2008, 1 page. Located at: http://rcb.cancer.gov/rcb-internet/forms/Pre-Conf-worksheet.pdf

Post Conference Expense Offset Worksheet, dated 3/2008, 2 pages. Located at: http://rcb.cancer.gov/rcb-internet/ forms/Post-Conf-worksheet.pdf

Contract Number : HHSN272201100031C
Reference  Number : NIHAI2010097

PART IV - REPRESENTATIONS AND INSTRUCTIONS

SECTION D - REPRESENTATIONS AND CERTIFICATIONS

The following documents are incorporated by reference in this contract:

1.
Annual Representations and Certifications completed and located at the Online Representations and Certifications Application (ORCA) website. [This includes the changes identified in paragraph (b) of the FAR provision 52.204-8, Annual Representations and Certifications, contained in the Contractor’s proposal.]

2.	NIH Representations & Certifications, dated October 1, 2010.

4.	Human Subjects Assurance Identification Number FWA00016408.

5.	Animal Welfare Assurance Number 000699.

NOTE: Restriction - Funds included in this award for research involving live vertebrate animals are restricted and may not be used for any other purpose without the written prior approval of the NIH awarding component. Under governing PHS Policy no funds may be drawn down from the payment system and no obligations made against federal funds for research involving live vertebrate animals prior to approval by the Office of Laboratory Animal Welfare (OLAW) of an Animal Welfare Assurance in accordance with the PHS Policy on Humane Care and Use of Laboratory Animals. This restriction applies to the applicant organization and all performance sites (e.g., collaborating institutions, sub-contractors, sub-grantees) lacking OLAW-approved Assurances, whether domestic, foreign or inter-institutional. If the applicant organization does not have an Animal Welfare Assurance and the animal work will be conducted at an institution with an Assurance, the grantee must obtain an Inter-institutional Assurance from OLAW. Animal Welfare Assurances must be submitted to OLAW not later than November 30, 2011. Failure to submit the Animal Welfare Assurance to OLAW within the required time frame or to otherwise comply with the above requirements can result in suspension and/or termination of this award, withholding of support, audit disallowances, and/or other appropriate action.

END of the SCHEDULE

(CONTRACT)

F. OFFEROR’S PROPOSED STATEMENT OF WORK

Independently, and not as an agent of the U.S. Government, the Contractor, including its subcontractors, shall furnish all the necessary services, qualified personnel, materials, equipment, and facilities, not otherwise provided by the Government under the terms of this contract, as needed to provide the services delineated in the negotiated Statement of Work. The Contractor shall carry out activities within the contract’s Statement of Work and should not conduct work on the contract without prior approval from the Contracting Officer’s Technical Representative (COTR). Approval to carry out specific activities shall be dependent on approval by the COTR of the Strategic Staged Product Development Plan (SSPDP) and Work Plan following contract award, approval of Monthly and Annual Progress Reports, approval of a nonclinical or clinical study protocol, or approval of Decision Gate Reports or Decision Gate Change or Deviation Requests.

The Contractor acknowledges the Government’s right to modify or delete milestones, process, schedule, budget, or product as need may arise. Because of the nature of this contract and complexities inherent in this and prior programs, at designated milestones the government will evaluate whether work should be redirected, removed, or whether schedule or budget adjustments should be made. Furthermore, the Government reserves the right to change product, process, schedule, or event to add or delete part or all of these elements as needs arise.

F.1. Overall Objectives and Scope

The overall objective of this contract is to advance the development of XOMA 4CD, a cocktail of four different monoclonal antibodies (mAbs), for the treatment of botulinum C and D toxin exposure and poisoning. The scope of work for this contract includes mAb candidate selection, process development, production, co-formulation, nonclinical studies, and a Phase 1 clinical trial. The Contractor shall furnish all the necessary services, qualified personnel, materials, equipment, and facilities, not otherwise provided by the Government under the terms of this contract, as needed to provide the services delineated in the negotiated Statement of Work. The specific components of the Statement of Work and the scope of the product development activities to be undertaken will depend on the status of the individual therapeutic candidate/product or lead series as part of an overall SSPDP, as well as regulatory requirements. The Contractor shall carry out activities within the contract Statement of Work only as requested and approved by the COTR. Approval to carry out specific activities shall be dependent on approval by the COTR of the SSPDP following contract award.

F.2. Strategic Staged Product Development Plan (SSPDP) and Work Plan

The Contractor shall, within fourteen (14) calendar days of the effective date of the contract or as directed, submit an updated SSPDP and Work Plan to the COTR and the Contracting Officer (CO) for approval prior to the initiation of any activities related to the implementation of these plans. The Contractor shall update the plans as mutually agreed upon discussions with the COTR and CO.

The SSPDP and Workplan shall include:

a.	A defined contract structure to clearly delineate the scope of work for each base and option period throughout the entire program.

b.	Defined goals for performance of product development activities for each base and option period throughout the entire program.

c.	Defined entry criteria as Go/No Go decision gates for exercising each option.

d.	Quantitative and qualitative criteria and accompanying data elements for assessing the scientific merit and feasibility of moving to the next set of product development activities.

e.	A detailed timeline for the base and option periods covering the initiation, conduct, and completion of product development activities and a budget linked to these activities.

f.	Detailed description of the technical approaches in the Workplan to implement the SSPDP.

Upon completion of product development work, as defined in the approved SSPDP, the Contractor shall prepare and submit to the COTR and the CO a Decision Gate Report that contains:

a.
Sufficiently detailed documentation and analysis to support successful completion of the activities according to the pre-determined qualitative and quantitative criteria that define the Go/No Go decision.

b.	Summary costs incurred to complete the activities.

c.
Description of the next option for product development and a revised Work Plan, and if necessary, an updated budget, along with the request for approval to proceed to the next option or activities in product development.

The Contractor shall submit a Decision Gate Change and/or Work Plan Change Request in response to a need to modify product development activities proposed within the SSPDP. This document shall request a change in the agreed Work Plan, timelines and/or decision gates. This report shall include:

a.	Discussion of the justification/rationale for the proposed changes.

b.	Options for addressing the needed change/deviation from the approved timelines and/or decision gates, including a cost-benefit analysis of each option.

c.	Recommendations for the preferred product development option and a full analysis and discussion of the impact of the change on the entire product development program, timelines, and budget.

The SSPDP and Work Plan for this contract include these overarching activities:

F.2.a Nonclinical Research and Development

Pre-IND-enabling activities shall include:

•	Selection and development of lead antibody constructs

•	Potency studies in the mouse protection assay

IND-enabling activities to satisfy FDA requirements for IND submission shall include:

•	Pharmacokinetic (PK) and safety studies in animals

•	Tissue cross-reactivity (TCR) studies

•	Development of analytical reagents and assays to measure PK and immunogenicity

The Contractor shall, as directed by the COTR, submit draft study protocols or protocol synopsis for DMID technical review and approval prior to conducting the studies, and shall submit draft final study reports for DMID technical review and approval prior to the issuance of the final study reports.

F.2.b Manufacturing and CMC Development

The Contractor shall:

•	Identify and develop optimal cell lines

•	Prepare Master Cell Banks (MCB)

•	Develop master production batch records

•	Develop scaleable fermentation processes

•	Develop production purification processes

•	Qualify analytical assays for in-process, Drug Substance (DS) and Drug Product (DP) characterization

•	Scale-up the production processes to pilot scale

•	Produce GMP material to support IND-enabling studies and the Phase I clinical trial

•	Conduct quality assessment of antibody product and stability testing of the clinical materials

The Contractor shall, as directed by the COTR, submit process and method qualification or validation reports relevent to manufacturing and CMC development for DMID review.

F.2.c Clinical Trial Protocol Development and Implementation

The Contractor shall conduct clinical studies of the safety, PK and tolerability of XOMA 4CD in human subjects.

The Contractor shall develop all clinical trial protocols and shall have ultimate responsibility for the conduct of the clinical trial in compliance with current federal regulations and the DMID, NIAID, NIH policies, and guidelines for the conduct of research involving human subjects.

Specifically, the Contractor shall:

a.	Comply with all current Federal regulations pertinent to the conduct of research involving human subject protection and Good Clinical Practices.

b.
Comply with the current NIAID-DMID clinical trial operational guidance, developed under the scope of the Clinical Terms of Award, which addresses specifically the implementation processes for conducting, monitoring, and safety reporting of a clinical trial performed under NIAID-DMID contract.

c.	Obtain from the NIAID-DMID approval of Investigational New Drug (IND) sponsorship. If approved by DMID, the Contractor shall serve as the product IND holder and be responsible for:

i.	Developing and submitting all draft and final clinical trial protocols, supporting documents, and any document amendments to the COTR for NIAID-DMID review and approval.

ii.
Submitting the following supporting documents at time of the draft clinical trial protocols submission for NIAID-DMID review and approval: sample informed consent forms and current clinical investigator’s brochures.

iii.
Submitting the following supporting documents for NIAID-DMID review and approval prior to study initiation: case report forms, site quality management plan, enrollment plan, clinical data management plan, manual of procedures (pharmacy manual and laboratory manual shall be provided if not covered under the manual of procedures), safety oversight plan, protocol-specific clinical monitoring plan, local Institutional Review Board committee approvals, and FDA acceptance correspondence related to IND filing.

vi.	Developing, submitting, and maintaining all relevant documentation for IND submission to comply with the FDA IND requirement.

v.	Preparing materials for and requesting, scheduling and participating in all meetings with the FDA, including meetings to review pre-IND, IND, and End of Phase I packages, as necessary.

vi.
Proposing clinical sites and/or Contract Research Organization (CRO) to participate in the conduct of the funded clinical trials and maintaining adequate oversights including performing site assessment and site initiation per FDA regulation and NIAID-DMID guidance.

v.
Preparing and submitting draft FDA communication for NIAID-DMID review and comments prior to submitting to the FDA; submitting all documentation to the FDA in a timely manner, consistent with timelines set out in the contract and by the FDA.

viii.	Including NIAID-DMID staff, as designated by the COTR, in meetings and teleconferences with the FDA.

ix.	Providing to the COTR copies of all FDA correspondence and meeting minutes that are relevant to the therapeutic product within five (5) business days upon receipt of these communications.

x.	Registering the trial and posting study protocol on clinicaltrials.gov website prior to enrollment and updating as required.

xi.	Provide a Federal Wide Assurance (FWA) for the IND sponsor and each participating site prior to initiation of the study.

xii.	Work with NIAID-DMID to obtain Clinical Exemption to OMB Clearance Requirements.

F.2.d Regulatory Compliance and Data Management

The Contractor shall:

a.
Be responsible for the development and implementation of data management and quality control systems/procedures, including the transmission, storage, confidentiality, and retrieval of all study data, by using commercially available CFR Part 11 compliant database or information system.

b.	Provide for the statistical design and analysis of data resulting from the research undertaken.

c.	Provide raw data and/or specific analyses of data generated with contract funding to the COTR

d.
Ensure strict adherence to FDA regulations and guidance, including requirements for the conduct of animal studies and assays under GLP, the manufacturing of the therapeutic candidate/product under cGMP, and the conduct of clinical trials under GCP standards. The Contractor shall maintain quality assurance documentation to support adherence in these areas.

e.
Arrange for independent audits, as needed or as requested by the COTR and the CO. In addition, the Contractor shall ensure that all Contractor and/or subcontractor records and staff are available for site visits or audits. The Contractor shall provide interim and final audit reports to the COTR and the CO within thirty (30) calendar days of the completion of the audit.

F.3. Scientific, Technical, Management and Administrative Team

The Contractor shall provide all expertise needed for the implementation of the SSPDP performed under this contract including research, manufacturing, regulatory, clinical, nonclinical, statistical, management, and administrative activities. The Principal Investigator (PI) shall be responsible for all aspects of project performance and communication with the COTR and the CO. The Contractor’s team shall consist of members that provide strong scientific leadership, as well as experience and expertise in the management, design and execution of a research and development program focused on product development, manufacturing, and testing in humans and in vertebrate animals. In addition, the Contractor’s team shall provide strong project management capable of day-to-day monitoring and tracking of progress, timelines, and cost incurred, as well as coordinating project activities.

F.4. Facilities, Equipment and Other Resources

The Contractor shall provide: nonclinical, scale-up, quality, and manufacturing facilities for identifying and producing recombinant mAbs in sufficient quantity for human trials and ultimately for commercial use. The Contractor shall provide the appropriate equipment, facilities, training, and other resources required to implement the Statement of Work and the SSPDP in compliance with all Federal and NIH regulations and shall include:

a.	Performance of IND-enabling assays and animal studies under GLP.

b.	Production, characterization, and release testing of therapeutic agent under cGMP.

c.	Performance of clinical trial(s) in humans under GCP.

d.	Humane care and use of vertebrate animals.

e.	Handling, storing and shipping of potentially dangerous biological and chemical agents, including Select Agents, under biosafety levels required for working with the biological agents under study.

f.
Obtaining approval from their Institutional Biosafety Committee. At the request of the COTR, the Contractor shall provide copies of materials submitted for Institutional Biosafety Committee Review and documentation of approval of experiments.

F.S. Project Management, Intellectual property and Reports and deliverables

a.           Project Management

The Contractor shall provide for:

i.
The overall management, integration, and coordination of all contract activities, including a technical and administrative infrastructure to ensure the efficient planning, initiation, implementation, direction, and completion of all contract activities including monitoring and tracking day-to-day progress and timelines, and coordinating communication, project activities, and costs incurred.

ii.	Regular and effective communication with the COTR and the CO.

iii.
A PI with technical responsibility for overall project management and communication, tracking performance, monitoring and reporting on project status and progress, and recommending modifications to project requirements and timelines, including projects undertaken by subcontractors.

iv.
Administrative staff with responsibility for financial management and reporting on all administrative activities conducted by the Contractor and any subcontractors on all administrative activities conducted by the Contractor and any subcontractors.

v.	A Project Manager to manage adherence to the project plan, track budget and progress, meet reporting requirements, and act under the direction of the PI.

b.           Intellectual Property

The Contractor shall be solely responsible for the timely acquisition of all appropriate proprietary rights, including intellectual property rights, and all materials needed to perform the project and shall report to the U.S. Government all inventions made in the performance of the project, as specified at FAR 52.227-11 (Bayh-Dole Act).

c.           Reports and Deliverables:

The Contractor shall prepare and provide all reports and other deliverables listed in Table 1 below “Reporting Requirements and Other Deliverables”.

F.6. External Advisory Group

The Contractor shall provide an external Advisory Group with expertise in the areas applicable to the specific stage or phase of the program. The Contractor shall leverage the advisory group’s expertise, particularly during critical review periods in the program.

F.7. Contract Kick-off and Annual Contract Review Meetings

The Contractor shall:

•	Plan and coordinate with the COTR on selecting date and time for the Kick-off Meeting within thirty (30) calendar days of the effective date of the contract and subsequent Annual Review Meetings.

•	Draft an agenda of meeting objectives and topics within fourteen (14) calendar days in advance of meetings.

•	Distribute updated SSPDP and Work Plan and Annual Technical progress reports fourteen (14) calendar days prior to meetings that include project status, deliverables, milestones, and metrics.

•	Provide a kick-off and annual meeting reports that contains an executive summary, meeting minutes, action items and copy of the presentations within twenty-one (21) calendar days after these meetings.

F.8. Review Prior to Publications

The Contractor shall submit documents to the COTR allowing thirty (30) calendar days for NIAID-DMID review and comment prior to submission of manuscripts for publication and fifteen (15) calendar days for submission of abstracts for publication and/or presentation. The contractor shall acknowledge the support of the DHHS and NIAID whenever publicizing the work.

F.9. Reports and Deliverables

The Contractor shall be required to submit reports and deliverables in accordance with F.2. Deliveries (page 14 of the Contract).